SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
                              (the "Exchange Act")

       Date of Report (date of earliest event reported): June 15, 2007

                            Prevention Insurance.com
                                 (the "Company")
	     ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                     Nevada
		 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

        1-0032389                                        88-0126444
------------------------                      --------------------------------
(Commission File Number)                     (IRS Employer Identification No.)


        2770 South Maryland Parkway, Suite 416, Las Vegas, Nevada 89109
	---------------------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)

                                   (702) 732-2758
	      ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 4.01  Changes in Registrants Certifying Accountants

       (a) On June 10, 2007 the audit committee (the "Audit Committee") of the Directors of Prevention Insurance.com (the "Company") approved and accepted t he resignation letter of Beadle, McBride, Evans and Reeves, LLP ("BME&R") as the Company's independent registered public accounting firm, dated April 30, 2007.

       The audit reports of BME&R on the Company's consolidated financial statements as of and for the years ended April 30, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
       The audit reports of BME&R on managements assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of April 30, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

       During the fiscal years ended April 30, 2006 and 2005 there were (1) no disagreements with BME&R on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, witch disagreements, if not resolved to the satisfaction of BME&R, would have caused BME&R to make reference to the subject matter of the disagreement in connection with its reports on the Company's financial statements for such periods, and
(2) no reportable events as defined in item 304(a)(1)(v) of Regulation S-K.

       The Company has provided BME&R with a copy of this Form 8-K and requested that BME&R furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein and if not, stating the respects in which it does not agree. A letter from BME&R dated as of June 14, 2007 regarding its concurrence with these statements, is attached hereto as Exhibit A.

       (b) The audit committee of the Company is in the process of interviewing new independent registered public accounting firms to being with the fiscal year ended April 30, 2007. The Company is aware that the selected independent registered public accounting firm during the two most recent fiscal years and through April 30, 2007 that the Company did not consult with the selected firm regarding either (1) the application of accounting principles to any specific completed or proposed transaction; (2) the type of audit opinion that might be rendered on the Company's financial statements or; (3) any matters of reportable events as set forth in Item 304(a)(1)(v) of Regulation S-K.



                                  Signatures

       Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned herein duly authorized.

                                                     Prevention Insurance.com

Dated:  June 15, 2007                         By:    /s/  Scott Goldsmith
                                                     --------------------
                                                     Scott Goldsmith
                                                     President